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                                                                  Exhibit 10h



                                GRID NOTE AND SECURITY AGREEMENT


                   $500,000.                                  February 17,1998


                   CLEAN DIESEL TECHNOLOGIES, INC. ("Borrower") promises to pay PLATINUM PLUS, INC. ("Lender") or order, the principal amount of Five Hundred Thousand Dollars ($500,000), or such lesser amount as is indicated on the reverse hereof as the then unpaid principal balance, one hundred twenty (120) days from the date hereof with interest at the rate of ten percent (10%) per year on such principal balance calculated on the basis of a year of 360 days and 30 day months. This note may be prepaid at any time in whole or in part without penalty or premium. Lender agrees to lend up to Five Hundred Thousand Dollars to Borrower under this Note for Borrower's working capital purposes. All repayments shall be to the account of Lender at its home office, 300 Atlantic Street, Stamford Connecticut 06901.

                   Borrower irrevocably authorizes Lender to endorse on the reverse side hereof the date and principal amount of any borrowing or repayment made after the date hereof from or to Lender.


                   To secure the obligation of this Note Borrower hereby grants to Lender a security interest in and to all of Borrower's Intellectual Property whatsoever, including patents, trademarks and copyrights, applications therefor, and trade secrets, technology, information and data, including the Intellectual Property more particularly listed on Schedule A hereto and proceeds of all such collateral.


                   If the principal hereof in not paid when due, Borrower aqrees to pay all costs of collection thereof and all costs of foreclosure of the security interest granted herein, including reasonable attorneys fees, and for such purpose herby submits to the jurisdiction of the Superior Court of Stamford of the State of Connecticut. In foreclosure of the security interest granted herein, Borrower waives trial by jury and any requirement of notice or of posting a bond.



                                         CLEAN DIESEL TECHNOLOGIES, INC.



                                         By: /s/  J. D. Peter-Hoblyn
                                             ----------------------------
                                             Jeremy D. Peter-Hoblyn
                                             President